                                                                   Exhibit 10.11
                                                                   -------------

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ASTERISKS DENOTES SUCH OMISSIONS.


                         EXCLUSIVE DISTRIBUTORSHIP AGREEMENT
                         -----------------------------------

         Cambridge Heart, Inc., A Massachusetts corporation having its principal office at 1 Oak Park Drive, Bedford, MA 01730 U.S.A. ("CHI"), and Fukuda Denshi Co., Ltd., a Japanese corporation having its principal office at 35-8, Hongo 2-chome, Bunkyo-ku, Tokyo, Japan ("FD") agree on May 30, 1996 as follows:

              1.   Appointment and Territory.  FD shall be appointed
                   -------------------------
         exclusive and sole distributor in Japan ("Territory") for all of CHI's stress test related products including the CH 2000 system and its successors and extensions ("Products"), subject to the terms and conditions set forth in this Agreement.

              2.   Term and Renewal.  This Agreement commences on the date
                   ----------------
         set forth above and extends through March 31, 1998, unless terminated earlier pursuant to paragraph 17 hereof. The parties shall negotiate in good faith the terms (including Prices, Marketing Plans and Sales Minimums) for successive one year renewal periods starting one hundred and twenty (120) days before the end of each term.

              3.   Sales Minimums and Sales Targets.  (a)  In consideration
                   --------------------------------
         of this grant of exclusivity, FD shall purchase no less than the Sales Minimums defined in Appendix A and to use its best efforts to purchase the Sales Targets also described in Appendix A.

                   (b) Notwithstanding Paragraph 3.(a) above, if FD's failure to reach an agreed Sales Minimum results from any of the following specified conditions, FD shall be entitled to suspend its obligation to make purchases to meet such Sales Minimum as a result thereof, and that if such period shall extend beyond six months, then either party may terminate this Agreement by written notice to the other:

                        (i) Demo Units or Products supplied by CHI shall fail to conform to the Specifications described in Appendix C (the "Specifications") and CHI shall fail to remedy such nonconformance within sixty (60) days after receipt of written notice thereof from FD, which notice from FD must be within thirty (30) days after receipt of such goods from CHI; and

                        (ii) CHI shall fail to comply with its obligations under Paragraph 10(c) hereof, and CHI shall fail to remedy such failure within sixty (60) days after receipt of written notice thereof from FD: and

                        (iii) CHI shall fail to provide to FD technical support as required by this Agreement, which failure materially and adversely affects the ability of FD to maintain and repair Products, and CHI shall fail to remedy such support within sixty
         (60) days after receipt of written notice thereof from FD; and

                        (iv) CHI shall fail to comply with the delivery terms provided for under Paragraph 8 hereof.

                   (c) FD shall not be required to meet quarterly Sales Minimums in the first contract year in Appendix A until FD shall have received the first six (6) Demo Units meeting the Specifications. Should CHI be delayed in shipping such Demo Units, the annual Sales Minimums shall be reduced by one-twelfth (1/12) for each month of such delay.

              4.   Prices, Terms, Discounts.  All purchases by FD shall be
                   ------------------------
         at the prices, terms and discounts described in Appendix B. All shipping, duty and taxes shall be paid by FD. In addition, all payments shall be made by wire transfer of U.S. dollars within thirty (30) days from the date of shipment by CHI.

              5.   Demo Units.  FD shall place an order for six (6) fully
                   ----------
         configured demo systems ("Demo Units") no later than June 31, 1996. CHI shall ship the Demo Units within one (1) month from the receipt of the approval from MOH. FD shall maintain in its possession and in working order no less than nine (9) Demo Units. FD may sell and replace any Demo Units. FD shall hold each Demo Unit for at least one (1) year before sale. The number of the Demo Units FD has purchased shall be counted in the Sales Minimums in Appendix A.

              6.   Specifications.  The Demo Units described in Paragraph 5
                   --------------
         and all subsequent systems shipped by CHI shall meet the Specifications including the Improvements requested by FD. CHI shall upgrade the three (3) previously shipped Demo Units in FD's possession to meet these Specifications no later than one (1) month after receipt of MOH approval.

              7.   Marketing, Distribution and Service.  (a)  FD shall
                   -----------------------------------
         appoint a Project Manager, who is acceptable to CHI, with full responsibility and accountability for successful implementation of this project.

                   (b) FD shall use its best efforts to promote, advertise and market the Products, obtain orders, and execute the Specific Marketing Plan in Appendix D.

                   (c) FD shall support and service the Products in the Territory and provide all personnel necessary for the repair of Products, including warranty service. FD shall purchase and maintain in its possession adequate spare parts in amounts agreed by the parties.

                   (d) FD shall use its best efforts to obtain a new reimbursement code for T-wave alternans at the earliest reasonable date.

              8.   Forecast and Delivery.  Prior to the first day of each
                   ---------------------
         calendar quarter, FD will deliver to CHI a written forecast of the number and type of Products FD will order during the next six (6) successive calendar months. CHI shall ship the Products against FD's orders, within FD's most recent forecast, within sixty (60) days from receipt of the purchase order and other required ordering documentation.

              9.   T-Wave Alternans and Other New Products.  (a)  CHI shall
                   ---------------------------------------
         use its best efforts to develop the Software in order to make the Products able to measure T-wave alternans to indicate the possibility of sudden death of patients caused by cardiologic diseases.

                   (b) For other products related to stress test, CHI shall notify FD of their expected availability and shall first negotiate with FD for their distribution for a period not to exceed ninety (90) days.

              10.  Regulatory Compliance.  (a)  Each party shall at all
                   ---------------------
         times comply with all regulations of the United States Food and Drug Administration ("FDA"), MOH and any other applicable authorities in the Territory. Each party shall cooperate with the other in meeting the requirements of FDA and MOH including all monitoring, compliant and repair measures deemed to be necessary or appropriate, including any voluntary or involuntary recall of the Products.

                   (b) FD shall be responsible, with CHI's support, for obtaining and maintaining MOH approval for the Products. FD shall supply to CHI, on a timely basis, copies of all information developed for and/or submitted for MOH approvals.

                   (c) CHI shall perform testing and record keeping in accordance with the requirements set forth in the Confirmation of the Quality of Medical Devices Imported by Medical Device Importers (Notification of Director of Inspection and Guidance Division, Pharmaceutical Affairs Bureau, MHW. No. 40 of June 11,
         1991), a copy of which is attached a Appendix G.

              11.  Documentation.  CHI shall supply an English language
                   -------------
         operators manual to FD. FD shall develop a Japanese language version. FD may use printed advertising and promotional materials furnished by CHI or may use its own materials. CHI shall provide reasonable quantities of sales literature, training and promotional materials to FD and to provide photographs used in CHI's promotional materials for use by FD in creating its own materials. Each party shall provide the other, in a timely manner, copies of all materials used for promotion and training.

              12.  Warranty.  In accordance with the terms in Appendix E,
                   --------
         CHI shall warrant for a period of fifteen (15) months from shipment by CHI to FD, or twelve (12) months from shipment by FD to its customer, whichever is shorter ("Warranty Period"), that the Products shall conform to Specifications and shall be free from any defects and defective workmanship under normal and proper use in accordance with CHI's instructions, provided, however, that in case FD receives any claim of or relating to the above-mentioned CHI warranty from FD's customers during the Warranty Period and such claim shall be forwarded by FD to CHI within thirty (30) days thereafter, such claim shall be deemed made in a timely fashion, notwithstanding the expiration of the Warranty Period.

              13.  Software License.  (a)  CHI grants to FD a non-
                   ----------------
         transferable license to use the Software object code included in the Products for use with and as part of the Products subject to the terms and conditions of the end-user Software License Agreement attached hereto, provided that in case any term or condition set forth in this Agreement conflicts with Appendix F, this Agreement shall prevail. CHI also grants to FD the right to demonstrate the Software with and as part of the Products without separating the Software from the Products. FD shall have the right to sell licenses of the Software in object code form to valid licensees of CHI, provided that such Software shall remain part of and integrated with the Product and not in any way separated or transferred as a stand-alone product or used with or merged into any other software or product. Title to Software and any and all accompanying written materials, and all intellectual property rights therein, shall remain the property of CHI and its licensors. Consideration for the grant of the license hereunder shall be included in the price of the Product, and FD shall not be obligated to pay to CHI any other license fee, royalty or whatsoever for use of the Software. For purposes hereof, "Software" means the programs, routines, subroutines, algorithms, translators, compilers and operating systems which CHI has developed or has the right to sublicense for general commercial use with the Products.

                   (b) FD shall have each end user execute a Software License Agreement substantially in the form of Appendix F, as approved by CHI, and shall forward an original, executed copy of such license agreement to CHI. FD shall use reasonable efforts to ensure that all end users comply with the terms of the Software License Agreement of Appendix F and shall promptly notify CHI of any breaches of such agreements known to FD.

                   (c) CHI shall hold harmless and be responsible for or defend at its expense any claim or action brought against FD by any third party to the extent that it is based on a claim that CHI does not have the right to grant the license to FD set forth in this Paragraph 13, or the Software or any patents or copyrights contained therein when used within the scope of this Agreement infringes a patent or copyright or misappropriates a trade secret or other proprietary right of a third party ("Infringement"). CHI shall be entitled to sole control of any such action and, except to the extent provided below, shall pay any costs, damages and attorneys' fees finally awarded against FD in such action to the extent attributable to such claim, provided that FD notifies CHI promptly in writing of the claim. FD will have the right to participate in the defense of any such suit, investigation or other proceeding through counsel of its own choosing and at its expense. Should the Software become, or in either Party's opinion is likely to become, the subject of a claim of Infringement, CHI may, at its option and in satisfaction of its obligations under this Paragraph, procure for FD the right to continue using the Software or replace or modify the Software to make it non-infringing. CHI may withhold further shipment of any infringing or allegedly infringing items, subject to the provision of one of the foregoing remedies.

                   CHI shall have no liability or obligation under this Agreement or otherwise to FD or anyone claiming through or on behalf of FD or for any Infringement based upon (i) any program loaded on a Product by anyone other than CHI or its agents;
         (ii) use of the Product in combination with a device or product not purchased by FD from CHI or configured by CHI as part of the Product, where the Product would not itself be infringing;
         (iii) use of the Product in an application or environment for which it was not designed or contemplated; (iv) modification of the Product or Software by other than CHI or without CHI's approval; and (v) any claim of Infringement of intellectual property in which FD has an interest or license.

                   The foregoing states the entire liability of CHI with respect to infringement or misappropriation of patent, copyright, trade secret or other intellectual property rights by any of the Products or Software, or any portion thereof, or by the performance, operation or use thereof, and is in lieu of (and CHI hereby disclaims) any other warranty, express or implied, as to any such infringement or misappropriation. CHI's OBLIGATIONS UNDER THIS PARAGRAPH SHALL BE FD'S SOLE AND EXCLUSIVE REMEDY FOR ANY ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT.

              14.  Covenant.  (a)  During the term of this Agreement, FD
                   --------
         may not develop or enter into any arrangements with any entity for the sale of systems capable of measuring T-wave alternans without the express written permission of CHI. This paragraph shall not apply to any products FD has dealt in the Territory on or before the date of the execution of this Agreement.

                   (b) CHI may not during the term of this Agreement and any extension thereof directly or indirectly sell the Products by itself in the Territory.

              15.  Patents and Trademarks.  All patents and patent rights,
                   ----------------------
         trademarks, copyrights, tradenames and other property rights in and with respect to the Products shall exclusively belong to CHI. Solely for the purpose of marketing Products, FD may, during the term of this Agreement and any extension thereof, indicate that it is an authorized distributor for Products and may advertise the Same under the trademark for the Products of CHI. FD shall provide timely copies to CHI of all advertising using any tradenames, trademarks, servicemarks, or logos of CHI, and, when used, shall appropriately credit CHI.

              16.  Confidentiality.  Both Parties shall keep confidential
                   ---------------
         any and all trade information, proprietary information (including, without limitation, the Software) and business information acquired from the other pursuant to this Agreement except as authorized in writing by the other.

              17.  Termination.  (a)  Either Party may terminate this
                   -----------
         Agreement at any time by written notice as follows:

                        (i) If the other Party fails to perform or comply with any material provision or conditions of this Agreement and fails to remedy such default within thirty (30) days after receipt of written notice thereof;

                        (ii) If any case, proceeding or other action is commenced by or against the other Party seeking to have an order for relief entered on that Party's behalf as debtor or to adjudicate that Party as bankrupt or insolvent, or seeking the reorganization, arrangement, adjustment, liquidation, dissolution or composition of that Party's debts.

                        (iii) If either Party sells all or substantially all of its assets or any patent, patent right, trademark, copyright, tradenames or other property right necessary for manufacturing and selling the Products, liquidate, be bought by or merged into another company and, in the case of a merger, does not own greater than fifty percent (50%) of the surviving shares.

                   (b) In addition, FD may terminate this Agreement by timely notice if:

                        (i)  CHI materially delays the delivery of the Demo
         Units.

                        (ii)  The Demo Units fail to meet the
         Specifications, including the FD's Improvements, or have a material problem with quality or reliability and such failure to meet the Specification or problem has not been cured by CHI within ninety (90) days of a timely notice by FD.

              18.  Effect of Termination.  (a)   Upon termination or
                   ---------------------
         expiration of this Agreement or any extension thereof, FD shall have the right to sell the Products, on a non-exclusive basis, for a six (6) month extension term ("Extension Term"). Upon the expiration of the Extension Term, the parties shall discuss the disposition of any Products then in the possession of FD.

                   (b) Upon the expiration of the Extension Term, FD shall immediately discontinue the use of any tradenames, trademarks, symbols or designations associated with CHI or the Products and shall immediately discontinue designating itself as an authorized distributor of CHI.

                   (c) Upon the termination or expiration of this Agreement or any extension thereof, the Parties shall cooperate with each other and negotiate in good faith the means to insure continued service to the customers through FD. CHI shall continue to sell spare parts to FD for FD to be able to make repairs to Products it has sold.

                   (d) Upon the termination or expiration of this Agreement or any extension thereof, FD shall cooperate fully with CHI in effecting a transfer of MOH approval to CHI or to CHI's representative.

                   (e) Except as agreed to by the Parties for FD's use in providing continuing service to the customers, in the event of the expiration of the Extension Term, FD shall immediately return to CHI all copies of sales manuals, operating and service manuals, parts identification data, instructions, catalogs, descriptions, price lists, order forms, and other similar materials and all confidential or proprietary information furnished to FD by CHI and all materials derived therefrom.

                   (f) Termination or expiration of this Agreement shall not affect the rights of any Software licensee not affiliated with FD and, to the extent the licenses under this Agreement apply to FD or its affiliates as end users of the Products, termination or expiration shall not affect the rights of FD or its affiliates to the licenses granted.

              19.  Training and Technical Support.  (a)  CHI shall provide
                   ------------------------------
         up to five days training in the maintenance and repair of the Products, to be attended by up to five qualified FD employees, at the offices of CHI in Massachusetts, U.S.A. The starting date of the training shall be as agreed by the parties. FD shall be responsible for all costs and expenses of its trainees, including room, board, transportation, salary, insurance and other benefits, and other expenses, while attending or traveling to or from the training. Neither FD nor the trainees shall be entitled to any salary, overtime, or other compensation from CHI for their participation in the training. Each trainee shall execute an undertaking, in a form supplied by CHI, to be bound by the provisions of this Agreement relating to confidential information before attending the training. CHI SHALL NOT UNDER ANY CIRCUMSTANCES BE RESPONSIBLE FOR ANY ALLEGED DEFICIENCY IN THE TRAINING.

                   (b) CHI shall provide to FD a reasonable number of its standard service manuals in English. CHI shall also make available to FD service supervisors reasonable assistance by telephone or facsimile during CHI's normal business hours, for technical questions with respect to reproducible warranty claims received by FD from customers or failure of Products sold by FD.

              20.  Notices.  All notices, demands, requests, consents,
                   -------
         approvals or other communications required or permitted to be given under this Agreement or which are given with respect to this Agreement shall be in writing and shall be personally served or sent by facsimile with the mail for confirmation, registered or certified, return receipt requested, postage prepaid, and addressed as follows:

                             To CHI:   Cambridge Heart, Inc.
                                       1 Oak Park Drive
                                       Bedford, MA  01730 U.S.A.
                                       Attention:  President

                             To FD:    Fukuda Denshi Co., Ltd.
                                       35-8 Hongo 2-Chome, Bunkyo-ku
                                       Tokyo 113 Japan
                                       Attention:  Mr. Teruo Haraguchi

         or such other address as such Party shall have specified most recently or written notice. Notice sent by facsimile shall be deemed to be received by the other Party on the fifth (5) business day following the date so sent.

              21.  Miscellaneous.  (a)  This Agreement may be executed in
                   -------------
         counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

                   (b) This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts applicable to agreements made and to be performed wholly within the Commonwealth of Massachusetts and, to the extent not inconsistent therewith, the United Nations Convention on the International Sales of Goods.

                   (c) This Agreement may not be modified, changed or supplemented, nor may any obligations hereunder be waived or extensions of time for performance granted, except by written instrument signed by the Party to be charged.

                   (d) No waiver of any right or remedy for the breach of any of the provisions hereunder shall be deemed a waiver of any right or remedy for any preceding or succeeding breach thereof or of any further provisions of this Agreement.

                   (e) FD hereby represents that it is an independent contractor, and is not an agent of CHI. FD shall not be authorized to accept any orders on behalf of CHI. Nothing herein shall be construed so as to create an employer-employee, agency, partnership, or joint venture relationship between the Parties.

                   (f) This Agreement and the rights, duties, and obligations hereunder may not be assigned or delegated by any party without the prior written consent of the other Party.

                   (g) This Agreement and the provisions hereof shall be binding upon each of the Parties, their successors and permitted assigns.

         In Witness Whereof, the Parties have caused this Agreement to be signed by their duly authorized representative on the day and year first above written.

         FUKUDA DENSHI CO., LTD.            CAMBRIDGE HEART, INC.


         __________________________         ____________________________
         Signed                             Signed


         __________________________         ____________________________
         Name                               Name


         __________________________         ____________________________
         Title                              Title


         __________________________         ____________________________
         Date                               Date

              CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION
                       ASTERISKS DENOTES SUCH OMISSIONS.


                       APPENDIX A:  Sales Minimum and Targets


         Annual Sales Minimums and Sales Targets

              Contract Year            Minimums            Targets
              -------------            --------            -------
                 1st year                 ***                  ***

                 2nd year                 ***                  ***

         Quarterly Percentages

                         Quarter                 Quarterly %
                         -------                 -----------
                         1st quarter                  ***

                         2nd quarter                  ***

                         3rd quarter                  ***

                         4th quarter                  ***


         1. FD shall purchase no less than the Annual Sales Minimum in each year for delivery within the year and no less than Quarterly Percentage of the Minimum for delivery by the end of each quarter subject to the conditions set forth in paragraph 3 and subparagraphs thereof of the Exclusive Distributorship Agreement on May 30, 1996 between CHI and FD.

         2. FD shall use its best efforts to purchase and sell the Annual Sales Targets in each year and the Quarterly Percentage of the Target by the end of each Quarter.

         3. If FD has met its Sales Target in any quarter, it may purchase the Products at the Target Price set forth in Appendix B in the following quarter.

                 CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY
                    WITH THE SECURITIES AND EXCHANGE COMMISSION.
                          ASTERISKS DENOTE SUCH OMISSIONS.

                        APPENDIX B:  Price, Terms, Discounts


         CH 2000 with Thermal Recorder

              Total Systems/year       Stress Only         w/Alternans
              ------------------       -----------         -----------
              Target                         *****               *****
              Target Price                   *****               *****
              100 Unit Price                 *****               *****

         1. The Target Price and the 100 Unit Price shall apply for all Products sold to FD during the year if FD has purchased for delivery during the year more than the Annual Sales Target or more than *** systems respectively.

         2. At the end of the contract year CHI shall credit to FD or FD shall credit to CHI any required adjustments in the price based upon the actual amount purchased for delivery within the year.

         3.   FD may purchase Demo Units with alternans at the 100 Unit
              Price.

         Standard Terms

         1.   Shipment Terms.  Products shall be shipped F.O.B. Boston.
              --------------
              All prices shall be exclusive of, and FD shall be responsible to pay, all tariffs, duties and taxes due in the country of destination, and all insurance, delivery and shipping charges. Title to and risk of loss of Products sold hereunder shall pass to FD upon delivery to the carrier at the F.O.B. point. In the absence of instructions to the contrary, CHI on behalf of FD may select the carrier who meets the international standard of practice. Insurance for Products during transit shall be the responsibility of FD. Products shall be shipped in CHI's standard packaging unless otherwise agreed upon by CHI in writing.

         2.   Security Interest.  FD hereby grants to CHI a security
              -----------------
              interest in all Products sold to FD and any proceeds (including accounts receivable) thereof as security for all its payment obligations for Products purchased and not paid for by FD under this Agreement. Upon request by CHI, FD shall execute any instrument required to perfect such security interest.

         3.   Failure to Take Delivery of Orders.  If FD fails to take
              ----------------------------------
              delivery of any shipment, or any portion of a shipment, upon arrival at the designated delivery point in the Territory, CHI shall have the right to place the Products in storage, and FD shall be liable for all reasonable transportation, loading, storage, and costs incurred by CHI by reason of FD's failure to take delivery of the Products. FD may refuse to accept delivery of any Products that are the subject of physical damage apparent from a visual inspection, unless such physical damage is the result of negligence or malfeasance of FD or any contractor of FD (other than CHI).

         4.   Purchase Orders.  All orders for Products shall be placed
              ---------------
              only on FD's standard purchase order form.

                             APPENDIX C:  Specifications




                                     APPENDIX C
                     CONTAINS CONFIDENTIAL MATERIALS WHICH HAVE
                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                         SECURITIES AND EXCHANGE COMMISSION.

                            APPENDIX D:   Marketing Plans




                                     APPENDIX D
                     CONTAINS CONFIDENTIAL MATERIALS WHICH HAVE
                     BEEN OMITTED AND FILED SEPARATELY WITH THE
                         SECURITIES AND EXCHANGE COMMISSION.

                                APPENDIX E:  Warranty

         A. CHI warrants for a period of fifteen (15) months from shipment by CHI to FD, or twelve (12) months from shipment by FD to its customer, whichever is shorter ("Warranty Period"), that the Product shall conform to CHI's standard specifications and shall be free from defences in material and workmanship under normal and proper use in accordance with any instructions and directions of CHI applicable thereto; provided, however, in case FD receives any claim of or relating to such warranty from FD's customers during the Warranty Period and such claim shall be forwarded by FD to CHI within thirty (30) days thereafter, such claim shall be deemed made in a timely fashion, notwithstanding the expiration of the Warranty Period. Such warranty shall not apply in circumstances that would be excluded by CHI's standard end user warranty terms, such as misuse or alteration of the Product or use of the Product for other than the specific purpose for which it is designed. CHI's sole obligation under such hardware warranty shall be to repair or replace, at CHI's option, the defective or non-conforming hardware. CHI's sole obligation under such Software warranty shall be to: (i) accept, analyze and provide written response to any reports from FD of Software malfunction or error, and (ii) use best efforts to provide responses to correct such errors when they reflect significant deviations from CHI's design specifications for the current release of the Software. The time required to repair or replace any defective Product shall not extend the Warranty Period.

         B. FD shall provide the necessary personnel to replace any defective parts at [FD's/CHI's] expense and to provide a 12-month parts and labor warranty to its customers of the Products.

         C. CHI shall indemnify, protect and save FD harmless from any and all claims, demands, litigations or actions, including but not limited to reasonable actions, including but not limited to reasonable attorney's fees incurred in connection therewith, which may be asserted by any third party against FD for Product Liability regardless of the Warranty Period. "Product Liability" means the liability for damages or injuries to lives, bodies and properties of users of the Products or third parties, which is caused by lack of insufficiency of reasonably experienced safety of Products, other than any of same as may be caused by the negligence or willful misconduct of FD or its employees or agents.

         D. THE EXPRESS WARRANTIES SET FORTH IN PARAGRAPH A CONSTITUTE THE ONLY WARRANTIES WITH RESPECT TO THE PRODUCTS. CHI MAKES NO REPRESENTATION OR WARRANTY OF ANY OTHER KIND, EXPRESS OR IMPLIED

         (EITHER IN FACT OR BY OPERATION OF LAW), WITH RESPECT TO THE PRODUCTS, WHETHER AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE (EXCEPT THE PERFORMANCE OF STRESS TEST AS PROVIDED IN AND IN ACCORDANCE WITH CHI'S PRODUCT DOCUMENTATION), OR ANY OTHER MATTER.

         E. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF THE OTHER PARTY OR ANYONE CLAIMING THROUGH OR ON BEHALF OF SUCH OTHER PARTY. THIS LIMITATION OF LIABILITY EXTENDS TO THE LOSS OF ACTUAL OR ANTICIPATED USE, REVENUE, OR PROFITS IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY BREACH OF THIS AGREEMENT OR THE EXISTENCE, FURNISHING, FUNCTIONING, OR THE OTHER PARTY'S OR ANY THIRD PARTY'S USE, OF ANY PRODUCTS OR SERVICES PROVIDED FOR IN THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. SUCH LIMITATION OF LIABILITY SHALL NOT EXTEND TO ANY CLAIM BY FD AGAINST CHI FOR DAMAGES AGAINST FD FOR PERSONAL INJURY TO A USER OF A PRODUCT TO THE EXTENT CAUSED BY THE LACK OR INSUFFICIENCY OF REASONABLY EXPECTED SAFETY OF THE PRODUCTS UNDER NORMAL AND PROPER USE IN ACCORDANCE WITH ANY INSTRUCTIONS AND DIRECTIONS OF CHI APPLICABLE THERETO.

         F.   THIS WARRANTY IS VALID ONLY IN JAPAN.

                APPENDIX F:  Software License Agreement for End Users

              This is a legal agreement between you (either individual or entity), the end user, and Cambridge Heart, Inc. ("CHI").

                          CAMBRIDGE HEART LICENSE AGREEMENT

         Grant of License.  Upon acceptance by CHI, CHI grants to you the
         ----------------
         right to use one copy of the CHI software program identified above (the "Software") on the single computer on which the software is initially installed by CHI (the "Dedicated Computer") in the country indicated across from your signature below.

         Ownership; Copyright.  As the licensee, you own the physical media
         --------------------
         on which the Software is originally or subsequently recorded, but CHI and its licensors (if any) retain title and ownership of the Software recorded on the original disk or other media and all subsequent copies of the Software, regardless of the form or media in or on which the original and other copies may exist. This license is not a sale of the original Software or any copy thereof. The Software and the accompanying written materials are patented and copyrighted and are protected by United States patent and copyright laws and international treaty provisions, and further, contain trade secret and proprietary information. Therefore, you must treat the Software like any other patented and copyrighted material (e.g., a book or musical recording) and trade secret information. Subject to these restrictions, you may either
         (a) make one copy of the Software solely for backup purposes in support of your permitted use of the Software on the Dedicated Computer, or (b) transfer the Software to a single hard disk on the Dedicated Computer provided you keep the original solely for backup purpose. (Programs, however, may include mechanisms to limit or inhibit copying, and they are marked "copy protected"; programs on CD-ROM will not be copyable.) The patent, copyright and other notices must be reproduced on the backup copy. You may not copy the written materials accompanying the Software.

         Other Restrictions.  You may not rent or lease the Software, but
         ------------------
         you may transfer your rights under this Agreement on a permanent basis in conjunction with your transfer of the Dedicated Computer, provided at the same time you transfer the Software (including all copies, whether in printed, machine readable form or otherwise, and all accompanying written materials) and Dedicated Computer you retain no copies, the recipient agrees in writing to accept the terms of this Agreement and such writing is delivered to and accepted by CHI. Any such transfer, or any transfer of possession of any Software in whole or in part to another party, shall automatically terminate your license. If the Software is an update, any transfer must include the update and all prior versions. YOU MAY NOT DISTRIBUTE COPIES OF THE SOFTWARE OR THE ACCOMPANYING WRITTEN MATERIALS TO OTHERS. YOU MAY NOT MODIFY, ADAPT, TRANSLATE, REVERSE ENGINEER, DECOMPILE, DISASSEMBLE, OR CREATE DERIVATIVE WORKS BASED ON THE SOFTWARE OR THE WRITTEN MATERIALS.

         Dual Media Software.  If the Software package contains both
         -------------------
         diskettes and CD-ROM, then you may use only the media appropriate for your single Dedicated Computer. You may not use the other media on another computer or computer network, or loan, rent, lease or transfer it to another user except as part of a transfer or other use as expressly permitted by this Agreement.

         Limited Warranty.  CHI does not warrant that the functions
         ----------------
         contained in the Software will meet your requirements or that the operation of the Software will be uninterrupted or error free. However, CHI warrants to you, the original licensee, that the Software will perform substantially in accordance with the accompanying written materials under normal use and service for a period of one (1) year. This limited warranty shall not apply to software which CHI determines has been subject to misapplication, improper installation, repair, modification or alteration by anyone other than CHI, or which has been subject to accident or abuse or merged with or incorporated into any other program.

         THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES. THE SOFTWARE IS LICENSED ON AN "AS IS" BASIS WITHOUT ANY, AND CHI AND ITS LICENSORS OR LICENSEES (IF ANY) HEREBY DISCLAIM ALL, OTHER WARRANTIES, EITHER EXPRESSED OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. SOME JURISDICTIONS DO NOT ALLOW THE LIMITATION OF IMPLIED WARRANTIES. SO THE ABOVE LIMITATION MAY NOT APPLY TO YOU. THIS LIMITED WARRANTY GIVES YOU SPECIFIC LEGAL RIGHTS AND YOU MAY ALSO HAVE OTHER RIGHTS WHICH MAY VARY FROM JURISDICTION TO JURISDICTION.

         Limitation of Remedies.  CHI's entire liability and your exclusive
         ----------------------
         remedy shall be, at CHI's option, either (1) the replacement of any diskette(s) or other media not meeting CHI's "Limited Warranty" and which is returned to CHI or an authorized CHI Software distributor or dealer within such one (1) year period with a copy of your receipt, or (2) if CHI or the distributor or dealer is unable to deliver within 180 days after such return a replacement diskette(s) or other media meeting CHI's "Limited Warranty," you may terminate this Agreement by returning the Software (and all related documentation) and your money will be refunded. Any replacement of the Software will be warranted for the remainder of the original warranty period or thirty (30) days, whichever is longer.

         TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT WILL CHI OR ANY OTHER PARTY WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION OR DELIVERY OF THE SOFTWARE BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY OR DEATH, DAMAGES FOR LOSS OF BUSINESS, LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF INFORMATION OR ANY OTHER PECUNIARY LOSS), WHETHER RESULTING FROM DEFECTS IN THE MEDIA, OR ARISING OUT OF THE USE OR PERFORMANCE OF OR INABILITY TO USE OR THE RESULTS OF USE OF, THE DOCUMENTATION OR SOFTWARE, EVEN IF CHI OR AN AUTHORIZED SOFTWARE DISTRIBUTOR OR DEALER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. SOME JURISDICTION DO NOT ALLOW THE LIMITATION OR EXCLUSION OF LIABILITY FOR INCIDENTAL OR CONSEQUENTLY DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY TO YOU.

         General.  You may not sublicense, assign or transfer the license
         -------
         of the Software except as expressly provided in this Agreement. Any attempt otherwise to sublicense, assign or transfer any of the rights, duties, or obligations thereunder is void. No amendment to or modification of this Agreement shall be binding unless in writing and signed by a duly authorized representative of CHI. This Agreement is governed by the internal laws of the Commonwealth of Massachusetts, U.S.A., without the conflict of laws, principles thereof and, to the extent not inconsistent therewith, the United Nations Convention on the International Sales of Goods. Should you have any questions concerning this Agreement, or if you desire to contact CHI for any reason, please write:

                                Cambridge Heart, Inc.
                                     1 Oak Park
                                  Bedford, MA 01730

         You further agree that this Agreement is the complete and exclusive statement of the agreement with respect to the subject matter of this Agreement, which supersedes any proposal of prior agreement, oral or written, and any other communications relating to the subject matter of this Agreement.


         _________________________
         Signature of Licensee



         _________________________

         Please Print Name as Signed


         _____________________________
         Institution


         _____________________________
         Date